Exhibit 99.1

          Muzak Holdings LLC Announces Third Quarter Results

    FORT MILL, S.C.--(BUSINESS WIRE)--November 10, 2005--Muzak Holdings LLC ("Muzak" or the "Company"), the leading provider of business music services in the United States, today announced financial results for the quarter ended September 30, 2005.
    Music and other business services revenue for the quarter ended September 30, 2005 was $47.4 million, a 2.4% increase, compared to $46.3 million for the quarter ended September 30, 2004. Equipment sales and related services revenue declined to $15.0 million in the quarter ended September 30, 2005 as compared to $16.3 million in 2004. As a result, total revenue for the quarter ended September 30, 2005 was $62.3 million, a 0.3% decrease, compared to $62.5 million for the quarter ended September 30, 2004.
    The Company evaluates its operating performance using several measures, two of them being EBITDA (Earnings Before Interest, Taxes, Depreciation, and Amortization) and EBITDA as defined in our indentures, of which the primary difference is the exclusion of non-cash items. Since EBITDA as defined in the indentures is used to determine our ability to incur additional indebtedness, the Company believes it provides useful information to our investors. EBITDA was $14.7 million for the quarter ended September 30, 2005, a decrease of $1.4 million or 8.3% as compared to $16.1 million in the quarter ended September 30, 2004. EBITDA as defined in our indentures, which excludes non-cash items, was $15.5 million, a decrease of $1.3 million or 7.7% as compared to $16.8 million in the 2004 period. The non-cash items excluded were comprised of the write-off of capitalized installation labor upon client contract terminations of $0.5 million and $0.1 million in the quarters ended September 30, 2005 and 2004, respectively, and $0.3 million reserve estimate for capital investments at subscriber locations that were lost or destroyed as a result of hurricane Katrina in the quarter ended September 30, 2005.
    Additionally, both EBITDA measures include $0.3 million of restructuring charges relating to the implementation of our previously announced revised business plan and $0.4 million of charges related to hurricane Katrina in the quarter ended September 30, 2005. Hurricane Katrina charges of $0.1 million are included in music and other business services and the $0.3 million reserve estimate described in the previous paragraph are included in selling, general, and administrative expenses in the quarter ended September 30, 2005. The September 30, 2004 quarter results include $0.9 million of restructuring charges relating to centralization and reorganization in the quarter ended September 30, 2004.
    EBITDA is not intended to be a performance measure that should be regarded as an alternative to, or more meaningful than, net income as a measure of performance, as determined in accordance with generally accepted accounting principles, known as GAAP. Net loss for the quarter ended September 30, 2005 was $11.3 million as compared to $9.8 million in the prior year. See attached reconciliation from net loss to EBITDA and to EBITDA as defined by the indentures.
    For the nine months ended September 30, 2005, the Company had music and other business services revenue of $141.1 million, total revenue of $184.1 million, and EBITDA of $38.5 million, representing increases (decreases) of 2.7%, 1.0%, and (20.3%), respectively, versus the comparable 2004 period. EBITDA as defined in our indentures was $42.7 million for the nine months ended September 30, 2005, a decrease of $8.1 million or 15.9% as compared to $50.8 million in the 2004 comparable period. In addition to the items noted above in the quarter ended September 30, 2005, EBITDA and EBITDA as defined in our indentures include a $1.0 million settlement charge relating to the DMX lawsuit and associated legal expenses of $0.6 million in the nine months ended September 30, 2005.
    Consistent with the revised business plan implemented on June 24, 2005, capital investments made in new subscriber locations was $8.6 million for the quarter ended September 30, 2005, which represents a $2.8 million or 25% reduction to the quarterly average investment for the first half of 2005. The Company's net cash use for the three months ended September 30, 2005 was $6.6 million and included vendor payments in the quarter which reduced the accounts payable balance by $4.4 million.
    Greg Rayburn joined Muzak on July 12, 2005 as Chief Executive Officer, replacing Lon Otremba who resigned to pursue other business interests. Mr. Rayburn is the Senior Managing Director and Practice Leader of FTI Palladium Partners, a division of FTI Consulting, Inc ("FTI"). He joins Muzak through an agreement between the Company and FTI.
    Muzak Holdings LLC will have a conference call on November 10, 2005 at 11:00 a.m. (Eastern Standard Time) to discuss third quarter results. The call in number is 1-800-756-4697 and the access code is 0801. A replay of the call will be available for one week beginning at 1:00 p.m. on November 11, 2005. The replay number is 1-800-756-3819 and the access code is 197029.
    Muzak, the leading audio imaging company, enhances brands and creates experiences with AUDIO ARCHITECTURE(TM) and MUZAK VOICE(TM). More than 100 million people hear Muzak programs each day. We deliver music, messaging, and sound system design through more than 200 sales and service locations.
    The above statements include forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Some of these statements can be identified by terms and phrases such as "anticipate", "believe", "intend", "expect", "anticipate", "could", "may", "will" and similar expressions and include references to assumptions that the Company believes are reasonable and relate to our future prospects, developments and business strategies. Forward-looking statements involve risks and uncertainties, including, but not limited to those related to the Company's substantial leverage and debt service requirements, restrictions imposed by the terms of the Company's indebtedness, the Company's history of net losses, the Company's dependence on satellite delivery of its products, the Company's ability to integrate acquisitions, future capital requirements, the impact of competition and technological change, the availability of cost-effective programming, the impact of legislation and regulation, risks associated with the effect of general economic conditions and the other factors discussed in the Company's filings with the Securities and Exchange Commission. Actual results could differ materially from these forward-looking statements. The Company undertakes no obligation to update these forward-looking statements.



                          Muzak Holdings LLC
                         Financial Highlights
                   --------------------------------
                   (unaudited, dollars in thousands)



                                  Quarter Ended          %
                               9/30/2005 9/30/2004(1) Change 6/30/2005
                               --------- ----------   ------ ---------

Selected Operations Data

 Revenues
    Music and Other Business
     Services                    $47,363    $46,253     2.4%  $46,948
    Equipment Sales and
     Related Services             14,974     16,262    -7.9%   13,916
                                 --------   --------  ------  --------
       Total Revenues             62,337     62,515    -0.3%   60,864
                                 --------   --------  ------  --------

 Cost of Revenues
    Music and Other Business
     Services                     10,552      9,387    12.4%   10,388
    Equipment Sales and
     Related Services             14,654     14,903    -1.7%   13,450
                                 --------   --------  ------  --------
       Total Cost of Revenues     25,206     24,290     3.8%   23,838
                                 --------   --------  ------  --------

 Selling, General and Administrative

    Amortization of Commissions    4,364      4,144     5.3%    4,432
    Other Selling, General and
     Administrative(2)            17,836     17,106     4.3%   19,087
                                 --------   --------  ------  --------
       Total Selling, General
        and Administrative        22,200     21,250     4.5%   23,519
                                 --------   --------  ------  --------

 Restructuring Charges(3)            373        937   -60.2%    1,344
 Other (income) expense             (179)       (38)    371%     (122)
 Loss on early extinguishment
  of debt                              -          -       -     2,735
                                 --------   --------  ------  --------

  EBITDA(4)                      $14,737    $16,076    -8.3%   $9,550
                                 ========   ========  ======  ========
    EBITDA Margin                   23.6%      25.7%             15.7%

Other financial data

 EBITDA per the indentures       $15,478    $16,778           $12,807
 Muzak LLC Interest Expense       11,475     10,158            11,319
 Muzak Holdings LLC Interest
  Expense                         12,288     10,974            12,136
 Muzak LLC Net Debt to EBITDA(5)    6.90x      6.01x             8.22x
 Muzak Holdings LLC Net Debt to
  EBITDA(5)                         7.29x      6.37x             8.69x

Balance sheet data (end of period)

 Cash Balance(6)                 $17,297     $1,261           $23,870
 Revolving Loan                        -     30,000                 -
 Muzak LLC Total Debt(7)         442,556    404,277           443,097
 Muzak Holdings LLC Total
  Debt(7)                        466,771    428,522           467,342


                          Muzak Holdings LLC
                         Financial Highlights
             --------------------------------------------
                   (unaudited, dollars in thousands)


                                     Nine Months Ended
                                   9/30/2005  9/30/2004(1)   % Change
                                   ---------- -----------    ---------
Selected Operations Data

  Revenues
     Music and Other Business
      Services                      $141,142      $137,468        2.7%
     Equipment Sales and Related
      Services                        42,983        44,792       -4.0%
                                   ---------- -------------  ---------
        Total Revenues               184,125       182,260        1.0%
                                   ---------- -------------  ---------

  Cost of Revenues
     Music and Other Business
      Services                        31,019        26,547       16.8%
     Equipment Sales and Related
      Services                        41,680        40,848        2.0%
                                   ---------- -------------  ---------
        Total Cost of Revenues        72,699        67,395        7.9%
                                   ---------- -------------  ---------

  Selling, General and Administrative
     Amortization of Commissions      13,339        11,467       16.3%
     Other Selling, General and
      Administrative(2)               55,401        51,837        6.9%
                                   ---------- -------------  ---------
        Total Selling, General
         and Administrative           68,740        63,304        8.6%
                                   ---------- -------------  ---------

  Restructuring Charges(3)             1,717         1,631        5.3%
  Other (income)                        (289)          (40)     622.5%
  Loss on early extinguishment
   of debt                             2,735         1,663       64.5%
                                   ---------- -------------  ---------
   EBITDA(4)                         $38,523       $48,307      -20.3%
                                   ========== =============  =========
     EBITDA Margin                      20.9%         26.5%

  EBITDA per the indentures          $42,728       $50,814

   (1) As previously disclosed, the Company discovered an error pertaining to revenue and accounts receivable cutoff procedures dating back to the time of the merger of Audio Communications Network and Muzak Limited Partnership in March 1999. In addition, the Company has restated its 2004 quarterly information to reflect year end adjustments. The financial statement impact of this error and 2004 year end adjustments for periods included within this press release are as follows (in thousands):


                                        Quarter Ended Sept. 30,2004
                                    As reported Adjustment As restated
                                    ----------- ---------- -----------
     Statement of Operations
     Music and other business
      services revenue                 46,365      (112)   46,253
     Equipment revenue                 15,341       921    16,262
     Costs of equipment revenues       14,457       446    14,903
     Amortization of commissions        4,226       (82)    4,144
     Other Selling, general, and
      administrative expenses          16,955       151    17,106
     EBITDA                            15,779       297    16,076
     Depreciation and amortization     15,182      (239)   14,943
     Net loss                         (10,318)      533    (9,785)

                                     Nine Months Ended Sept. 30,2004
                                    As Reported Adjustment As Restated
                                   ------------ ---------- -----------
     Statement of Operations
     Music and other business
      services revenue                137,604      (136)  137,468
     Equipment revenue                 44,345       447    44,792
     Costs of equipment revenues       39,815     1,033    40,848
     Amortization of commissions       12,904    (1,437)   11,467
     Other Selling, general, and
      administrative expenses          50,141     1,696    51,837
     EBITDA                            49,276      (969)   48,307
     Depreciation and amortization     46,376      (842)   45,534
     Net loss                         (29,878)     (139)  (30,017)

   (2) Selling, general, and administrative expenses include $0.5 million and $1.2 million capitalized labor impairment charges for the quarter and nine months ended September 30, 2005, respectively and include $0.1 million and $1.2 million capitalized labor impairment charges for the quarter and nine months ended September 30, 2004, respectively.

   Selling, general, and administrative expenses for the quarter and nine months ended September 30, 2005 include a $0.4 million charge for hurricane Katrina. The charge includes a $0.3 million reserve estimate for capital investments lost or damaged at subscriber locations and a $0.1 million AR reserve for accounts impacted by hurricane Katrina.

  Selling, general, and administrative expenses include $1.7 million impairment charges on notes receivable for the nine months ended
September 30, 2005.

  Selling, general, and administrative expenses for the nine months ended September 30, 2005 include a $1.0 million charge for the settlement with DMX Music, Inc and associated legal expenses of $0.6 million.

   (3) Restructuring charges include $0.4 million and $0.7 million of severance relating to implementation of the revised business plan on June 24, 2005 for the three and nine ended September 30, 2005, respectively and include $0.7 million impairment of lease obligations due to excess capacity in certain field office locations for the nine months ended September 30, 2005.

  (4) Represents net income before interest, income tax benefit (expense), depreciation and amortization. The Company evaluates performance using several measures, one of them being EBITDA as defined by our Senior Discount Notes, Senior Subordinated Notes, and Senior Notes indentures (the "Notes"). EBITDA is not intended to be a performance measure that should be regarded as an alternative to, or more meaningful than, net income as a measure of performance, as determined in accordance with generally accepted accounting principles, known as GAAP. However, management believes that EBITDA provides useful information because EBITDA as defined by our Notes indentures is used to determine our ability to incur additional indebtedness. The following tables provides a reconciliation from net income to EBITDA and to EBITDA as defined in the Notes.


                                        Three months ended
                                 Q3 2005     Q3 2004        Q2 2005
                                 -------     -------        -------

     Net Loss                   $(11,287)    $(9,785)      $(16,279)
     Interest expense             12,288      10,974         12,136
     Taxes                           (27)        (56)           (16)
     Depreciation and
      amortization                13,763      14,943         13,709
                                 -------     -------        -------
     EBITDA                       14,737      16,076          9,550
                                 -------     -------        -------
     Non-cash items                  741         702          3,257
                                 -------     -------        -------
     EBITDA pursuant to the
      Notes                      $15,478     $16,778        $12,807
                                 =======     =======        =======

                                        Nine months ended
                                       Q3 2005     Q3 2004
                                       -------     -------

    Net Loss                          $(39,009)   $(30,017)
    Interest expense                    35,824      32,920
    Taxes                                  (95)       (130)
    Depreciation and amortization       41,803      45,534
                                       -------      ------
    EBITDA                              38,523      48,307
                                       -------      ------
    Non-cash items                       4,205       2,507
                                       -------      ------
    EBITDA pursuant to the Notes       $42,728     $50,814
                                       =======      ======

   (5) Reflects Total Debt described in (7) below less unrestricted cash divided by EBITDA per the notes on a Last Quarter Annualized
Basis.

   (6) September 30, 2005 cash balance includes restricted cash of $1.9 million, which was used to cash collateralize letters of credit

   (7) Total Debt excludes $1.9 million of debt of a subsidiary that is non-recourse to the Company.




    CONTACT: Muzak Holdings LLC
             Steve Villa, 803-396-3000